Exhibit 99.1

Mannatech Reports Financial Results for Third Quarter 2025

(Flower Mound, Texas) November 12, 2025 - Mannatech, Incorporated (NASDAQ: MTEX), ("Mannatech" or "Company"), global health and wellness company committed to transforming lives to make a better world, today announced financial results for its third quarter of 2025.

Third Quarter Results

•

Net sales for the quarter ended September 30, 2025 were $29.2 million, as compared to $31.7 million for the same period in 2024, a decrease of $2.6 million, or 8.1%. On a Constant dollar basis (see Non-GAAP Measures, below) our net sales decreased $2.3 million, or 7.3%, and unfavorable foreign exchange caused a $0.2 million decrease in GAAP net sales as compared to the same period in 2024. The decline in revenues was principally due to slowing demand in certain regions we operate within, however sales for the third quarter of 2025 were higher than the first two quarters of 2025.

•

Gross profit as a percentage of net sales increased to 76.4% for the three months ended September 30, 2025, as compared to 74.5% for the same period in 2024. The increase in gross profit as a percentage of net sales was primarily due to higher sales prices which was added in the third quarter of 2025 and lower inventory reserve additions compared to the same period in 2024. The timing of certain sales promotions also increased gross profit as a percentage of net sales during the quarter, compared to the same period in 2024.

•

Commission expenses for the three months ended September 30, 2025 decreased by 10.7%, or $1.3 million, to $10.9 million, as compared to $12.2 million for the same period in 2024. Commissions are earned from sales. Commission expenses in dollar terms decreased during the three months ended September 30, 2025 primarily due to a decline in our sales. For the three months ended September 30, 2025, commissions as a percentage of net sales decreased to 37.5% from 38.3% for the same period in 2024.

•

For the three months ended September 30, 2025, selling and administrative expenses decreased by $0.7 million, or 7.8%, to $9.1 million, as compared to $9.8 million for the same period in 2024. The decrease in selling and administrative expenses was the result of a $0.4 million reduction in payroll costs, a $0.1 million decrease in travel and entertainment costs, a $0.1 million decrease in warehouse costs and a $0.1 million decrease in charitable contributions. Selling and administrative expenses, as a percentage of net sales, for the three months ended September 30, 2025 increased to 31.1% from 31.0% for the same period in 2024.

•	Income from operations was $2.0 million for the three months ended September 30, 2025 as compared to $0.9 million in the same period last year.

•	Income tax expense was $0.6 million for the three months ended September 30, 2025 as compared to income tax benefit of $0.4 million in the same period last year.

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Net income was $1.9 million for the three months ended September 30, 2025, or $1.01 per diluted share, as compared to net loss of  $0.3 million, or $0.17 per diluted share for the three months ended September 30, 2024.

•	As of September 30, 2025, the Company's cash and cash equivalents decreased 37.3%, or $4.3 million, to $7.1 million from $11.4 million as of December 31, 2024.

•

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of its products as of September 30, 2025 was approximately 119,000, as compared to 136,000 in the same period of 2024. Recruiting new associates and preferred customers decreased 21.9% in the third quarter of 2025 as compared to the third quarter of 2024.

Management's Statement

Changes in current trade policies, including with respect to tariffs, could affect our cost structure and profitability. While we take steps to mitigate or avoid these increased costs and disruptions, our ability to do so may be limited by operational and supply chain constraints and uncertainties, especially in the short term.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of Constant dollar measures. The company discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations.

The Company believes that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors with an additional perspective on trends. Although management believes the non-GAAP financial measures enhance investors’ understanding of their business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

^ Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.

Contact Information:

Erin K. Barta

General Counsel and Corporate Secretary

214-724-3378

ir@mannatech.com

www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS - (UNAUDITED)

(in thousands, except share and per share information)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$7,141	$11,396
Restricted cash	550	550
Accounts receivable, net of allowance of $783 and $935	38	19
Income tax receivable	732	737
Inventories, net	11,128	10,405
Prepaid expenses and other current assets	1,587	1,755
Deferred commissions	909	1,259
Total current assets	22,085	26,121
Property and equipment, net	3,232	2,858
Operating lease right-of-use assets	3,753	2,094
Other assets	2,828	2,644
Deferred tax assets, net	1,783	1,770
Long-term restricted cash	239	569
Total assets	$33,920	$36,056
LIABILITIES AND SHAREHOLDERS’ EQUITY
Commissions and incentives payable	$6,407	$8,642
Accrued expenses	3,281	3,832
Deferred revenue	2,290	3,027
Accounts payable	4,005	2,070
Current portion of operating lease liabilities	1,745	1,178
Taxes payable	1,487	1,788
Current notes payable	—	84
Current portion of finance lease liabilities	288	275
Total current liabilities	19,503	20,896
Long-term notes payable	2,900	2,900
Operating lease liabilities, excluding current portion	2,702	1,576
Other long-term liabilities	1,402	1,390
Finance lease liabilities, excluding current portion	463	680
Total liabilities	26,970	27,442

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,900,930 shares outstanding as of September 30, 2025 and 2,742,857 shares issued and 1,884,814 shares outstanding as of December 31, 2024	—	—
Additional paid-in capital	33,000	33,027
(Accumulated deficit) retained earnings	(2,729)	1,189
Accumulated other comprehensive loss	(3,759)	(5,666)
Treasury stock, at average cost, 841,927 shares as of September 30, 2025 and 858,043 shares as of December 31, 2024	(19,562)	(19,936)
Total shareholders’ equity	6,950	8,614
Total liabilities and shareholders’ equity	$33,920	$36,056

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (UNAUDITED)

(in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net sales	$29,161	$31,725	$81,403	$88,858
Cost of sales	6,890	8,105	20,495	20,763
Gross profit	22,271	23,620	60,908	68,095
Operating expenses:
Commissions and incentives	11,192	12,893	31,312	36,237
Selling and administrative expenses	9,072	9,840	29,865	31,293
Total operating expenses	20,264	22,733	61,177	67,530
Income (loss) from operations	2,007	887	(269)	565
Interest expense, net	(104)	(109)	(279)	(196)
Other income (expense), net	611	(1,495)	(2,551)	495
Income (loss) before income taxes	2,514	(717)	(3,099)	864
Income tax (expense) benefit	(590)	389	(819)	(636)
Net income (loss)	$1,924	$(328)	$(3,918)	$228
Income (loss) per common share:
Basic	$1.01	$(0.17)	$(2.06)	$0.12
Diluted	$1.01	$(0.17)	$(2.06)	$0.12
Weighted-average common shares outstanding:
Basic	1,901	1,885	1,901	1,885
Diluted	1,901	1,885	1,901	1,885

Net sales by region for the three and nine months ended September 30, 2025 and 2024 were as follows (in millions, except percentages):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Region	2025		2024		2025		2024
Americas	$7.9	27.1%	$10.6	33.4%	$25.1	30.8%	$30.4	34.2%
Asia/Pacific	18.8	64.4%	18.6	58.7%	49.5	60.8%	51.6	58.0%
EMEA	2.5	8.5%	2.5	7.9%	6.8	8.4%	6.9	7.8%
Total net sales	$29.2	100.0%	$31.7	100.0%	$81.4	100.0%	$88.9	100.0%

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement its financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mannatech discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. It refers to these adjusted financial measures as Constant dollar items, which are non-GAAP financial measures. The company believes these measures provide investors with an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, it calculates current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between the actual GAAP results and the recalculated results for the current year at the Constant dollar rates.

The tables below reconcile third quarter 2025 and year-to-date Constant dollar net sales, gross profit and income from operations to GAAP net sales, gross profit and income from operations. (in millions, except percentages):

Three-month period ended	September 30, 2025			September 30, 2024	Constant $ Change
	GAAP		Non-GAAP	GAAP
	Measure:	Translation	Measure:	Measure:
	Total $	Adjustment	Constant $	Total $	Dollar	Percent
Net sales	$29.2	$0.2	$29.4	$31.7	$(2.3)	(7.3)%
Gross profit	$22.3	$0.1	$22.4	$23.6	$(1.2)	(5.1)%
Loss from operations	$2.0	$0.1	$2.1	$0.9	$1.2	133.3%

Nine-month period ended	September 30, 2025			September 30, 2024	Constant $ Change
	GAAP		Non-GAAP	GAAP
	Measure:	Translation	Measure:	Measure:
	Total $	Adjustment	Constant $	Total $	Dollar	Percent
Net sales	$81.4	$1.7	$83.1	$88.9	$(5.8)	(6.5)%
Gross profit	$60.9	$1.4	$62.3	$68.1	$(5.8)	(8.5)%
Loss from operations	$(0.3)	$0.5	$0.2	$0.6	$(0.4)	(66.7)%